SUB-ITEM 77Q1(E)

The Investment Advisory Agreement, dated December 7, 2012, for MFS Variable Insurance Trust III, is contained in Post-Effective Amendment No. 35 to the Registration Statement for MFS Variable Insurance Trust III (File Nos. 333-59093 and 811-08879), as filed with the Securities and Exchange Commission via EDGAR on December 10, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.